UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2023

JANONE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement Background

On April 17, 2023, JanOne Inc.’s (the “Company”) management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) reached a determination that the Company’s previously issued unaudited consolidated financial statements and related disclosures for each of the quarterly periods ended July 2, 2022 and October 1, 2022, should no longer be relied upon because of a material misstatement contained in those two quarterly unaudited condensed consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Frazier & Deeter, LLC, the Company’s independent registered public accounting firm for the 2022 fiscal year, and with WSRP, LLC, the Company’s independent registered public accounting firm during the second and third quarters in the 2022 fiscal year and prior fiscal periods since 2019, and determined to restate the Company’s unaudited condensed consolidated financial statements for the second and third fiscal quarters ended July 2, 2022, and October 1, 2022.

In connection with the Company’s preparation of its unaudited condensed consolidated financial statements and related disclosures for each of the two referenced periods, the Company’s management and Audit Committee relied upon the report issued by a third-party valuation firm to determine the carrying value of the promissory note the Company had received from SPYR Technologies, Inc. (the “SPYR Note”), in connection with the Company’s sale of the assets of its GeoTraq, Inc. subsidiary to SPYR Technologies, Inc. in the second quarter of the Company’s 2022 fiscal year. The accounting treatment for the SPYR Note had financial statement implications to (i) two line items in the Company’s Condensed Consolidated Balance Sheets (specifically, Note receivable, net and Accumulated deficit), (ii) two line items in the Company’s Condensed Consolidated Statements of Operations And Comprehensive Income (Loss) (specifically, Gain on sale of GeoTraq, and Interest expense, net), resulting in a decrease in net income of approximately $1.8 million and a decrease in net loss of approximately $94,000 for the 13 weeks ended July 2, 2022 and October 1, 2022, respectively, and (iii) two line items in the Company’s Condensed Consolidated Statements of Cash Flows (specifically, Gain on sale of GeoTraq and Accretion of note receivable discount), resulting in decrease in net income of approximately $1.8 million for the 26 weeks ended July 2, 2022, and $1.7 million for the 39 weeks ended October 1, 2022. Further, in connection with the preparation of the Company’s Quarterly Reports on Form 10-Q for those two quarterly periods that included those unaudited condensed consolidated financial statements and related disclosures, the Company also received guidance from an additional third-party source in connection with the review of those unaudited condensed consolidated financial statements and related disclosures. However, in connection with the Company’s 2022 fiscal year-end audit and the preparation of its consolidated financial statements and related disclosures for that fiscal year, the Company’s management and the Audit Committee concluded that the carrying value of the SPYR Note, as set forth in the aforementioned Quarterly Reports, should be restated. The initial carrying value of $11.2 million should be restated to be $9.4 million and reflect carrying value of $9.5 million as of July 2, 2022 and $9.6 million as of October 1, 2022. Each of these two quarterly restatements has an impact on net income (loss), but not on operating cash flows for any period.

Restatement of Previously Issued Unaudited Condensed Consolidated Financial Statements

This Annual Report on Form 10-K for the year ended December 31, 2022 includes audited consolidated financial statements for the years ended December 31, 2022 and January 1, 2022, as well as relevant unaudited interim pro forma financial information for the quarterly periods ended July 22, 2022 and October 1, 2022. The Company has not restated any information within that Annual Report on Form 10-K, including the consolidated financial statements at December 31, 2022 and for the years ended December 31, 2022 and January 1, 2022, but did restate certain unaudited interim financial information for the quarterly periods ended July 2, 2022 and October 1, 2022.

See Note 28, Restatement, in Item 8, Financial Statements and Supplementary Data, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on April 17, 2023) for such restated information on the quarterly unaudited condensed consolidated financial statements for the second and third quarters of the Company’s 2022 fiscal year.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name: Tony Isaac
Title: President and Chief Executive Officer

Dated: April 21, 2023